Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR INFORMATION CONTACT:
Chad C. Braun (cbraun@amreit.com)
AmREIT, (713) 850-1400

AmREIT REPORTS FIRST QUARTER RESULTS AND
SECOND QUARTER DIVIDEND

HOUSTON, May 7, 2013 – AmREIT, Inc. (NYSE:AMRE) (“AmREIT” or the “Company”), today announced financial results for the first quarter ended March 31, 2013 and dividends for the second quarter ended June 30, 2013.

First Quarter Highlights:

Financial Results

•

Core Funds from Operations (“Core FFO”) available to common stockholders for the first quarter of 2013 was $4.3 million, or $0.27 per share, compared to $3.6 million, or $0.31 per share for the comparable period in 2012.

•

FFO available to common stockholders for the first quarter of 2013 was $4.1 million, or $0.26 per share, compared to $3.6 million, or $0.31 per share for the comparable period in 2012. Included in 2013 FFO was $164,000 in acquisition costs related to the MacArthur Park joint venture with Goldman Sachs.

•

Net income available to common stockholders for the first quarter of 2013 was $8.4 million, or $0.53 per share, compared to $1.3 million, or $0.11 per share, for the same period in 2012. Included in net income for the 2013 period was a $7.7 million gain on sale related to the sale of MacArthur Park and Pads into the joint venture with Goldman Sachs.

FFO and Core FFO are non-GAAP supplemental earnings measures that AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of FFO and Core FFO to net income is attached to this press release.

Portfolio Results

•

In the first quarter of 2013, same-store net operating income (“NOI”) increased 1.3% over the prior year period. During the period from January 1, 2010 through March 31, 2013, our same-store NOI has increased 3.0%.

•

Portfolio occupancy as of March 31, 2013 was 96.5%, a decrease of approximately 20 basis points as compared to portfolio occupancy of 96.7% as of December 31, 2012. On a leased basis (executed leases but where rent has not yet commenced), the portfolio was 97.2% leased as of March 31, 2013, with anticipated rent commencement during the second quarter.

•

During the first quarter of 2013, AmREIT signed 14 leases for 28,201 square feet of gross leasable area, including both new and renewal leases, and cash leasing spreads (i.e. new leasing rate per square foot compared to the expiring leasing rate per square foot) increased 6.7% for renewals and increased 41.4% for new comparable leases. On a GAAP basis (which includes the effects of straight-line rent), leasing spreads increased 10.2% on renewals and 56.4% on new comparable leases.

NOI is a non-GAAP supplemental earnings measure that AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of NOI to net income is attached to this press release.

Dividends

•

AmREIT also announced today that the Company’s Board of Directors has approved a regular quarterly cash dividend of $0.20 per share. The dividend will be paid on June 28, 2013 to all common stockholders of record on June 18, 2013.

Acquisitions and Dispositions

•

On March 26, 2013, we completed the entry into a joint venture (the Venture) with Goldman Sachs, in which the Venture acquired AmREIT’s MacArthur Park and Pads shopping centers located in Dallas Texas, along with the neighboring MacArthur Park Phase I shopping center from a third party. The Venture is a 70/30 joint venture whereby Goldman Sachs contributed cash for a 70% interest in the joint venture and AmREIT retained a 30% interest. The Venture placed mortgage financing on the entire combined property of approximately $43.9 million. At closing, AmREIT received net cash proceeds of approximately $35.6 million, which were used to repay borrowings under our unsecured credit facility. AmREIT will continue to manage and lease MacArthur Park on behalf of the joint venture and will retain a right of first offer to acquire the project in the future, after a lock-out period.

“I am pleased to report AmREIT posted solid results for the quarter, as our team advanced each of the four strategic initiatives set out in our IPO,” said H. Kerr Taylor, Chairman and Chief Executive Officer of AmREIT. “First, internal growth through portfolio operations grew as same store NOI for the quarter was 1.3% and 3.0% since 2010; Second, growth within core markets was active with another Irreplaceable Corner property being placed under contract; Third, organic growth through incremental redevelopment continued with the launch of marketing for the first major densification project within Uptown Park; and Fourth, accretive capital recycling was realized through a joint venture with Goldman Sachs.”

Guidance

•	We reiterate our full year 2013 Core FFO and FFO guidance per share is as follows:

	Projected 2013 Range
	High	Low
Core FFO	$1.07	$1.02
FFO	$0.98	$0.93

Other Activities

•	AmREIT held its Annual Meeting of Stockholders at 10:00 AM Central Daylight Time on April 18, 2013.

•

At the Annual Meeting of Stockholders, stockholders approved, among other items, two charter amendments that, when taken together, had the effect of exchanging all of our issued and unissued shares of Class A common stock into shares of Class B common stock, on a one-for-one basis. We then renamed our Class B common stock to common stock, which are all now listed on the New York Stock Exchange.

Conference Call

AmREIT will hold its quarterly conference call to discuss the results of its first quarter of 2013 on Wednesday, May 8, 2013, at 10:00 a.m. Central Daylight Time (11:00 a.m. Eastern Daylight Time). To participate in the quarterly conference call, please call 1-888-317-6016 approximately 10 minutes before the scheduled start time. The conference call will be recorded and a replay of the call will be available via webcast shortly after the call concludes.

The conference call will also be webcast live at www.amreit.com and can be accessed under the Investors tab of the Company’s website. A telephonic replay of the conference call will be available for 14 days following the conference call. To access the telephonic replay of the conference call, dial 1-877-344-7529 and enter passcode 10027417.

Supplemental Financial Information

Further details regarding AmREIT’s results of operations, properties, and tenants are attached to this press release and can be accessed at the Company’s web site at www.amreit.com.

About AmREIT

AmREIT believes it has one of the highest quality grocery and drugstore anchored retail portfolios in the REIT sector. AmREIT’s 29 year-old established platform has localized acquisition, operation and redevelopment expertise in the most densely populated and affluent submarkets of five of the top markets in the U.S.: Houston, Dallas, San Antonio, Austin and Atlanta. Texas is one of the best performing economies in the country and 92% of AmREIT’s income for the year ended December 31, 2012 was generated by its properties located in this market. AmREIT’s management team has in-depth knowledge and extensive relationship advantages within its markets. AmREIT’s portfolio was 96.5% occupied as of March 31, 2013, and its top five tenants include Kroger, Landry’s, CVS/Pharmacy, H-E-B and Publix. AmREIT also has access to an acquisition pipeline through its value add joint ventures, including three leading institutional investors who partner with the company as local experts. AmREIT’s common stock is traded on the New York Stock Exchange under the symbol “AMRE.” For more information, please visit www.amreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to full year 2013 Core FFO and FFO financial projections and the underlying assumptions of such projections stated herein. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect AmREIT’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AmREIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact AmREIT’s future results, performance or transactions, see the section entitled “Risk Factors” in AmREIT’s final prospectus dated July 26, 2012, filed with the Securities and Exchange Commission on July 27, 2012 and other risks described in documents subsequently filed by AmREIT from time to time with the Securities and Exchange Commission.

Investor Contact

For more information, call Chad Braun, Chief Operating Officer and Chief Financial Officer of AmREIT, at (713) 850-1400. AmREIT is online at www.amreit.com.

AmREIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate investments at cost:
Land	$131,877	$147,460
Buildings	191,743	222,679
Tenant improvements	13,540	17,386
	337,160	387,525
Less accumulated depreciation and amortization	(32,635)	(39,820)
	304,525	347,705

Acquired lease intangibles, net	13,331	15,976
Investments in Advised Funds	16,759	7,953
Net real estate investments	334,615	371,634

Cash and cash equivalents	4,913	2,992
Tenant and accounts receivable, net	5,246	5,566
Accounts receivable - related party, net	1,019	821
Notes receivable, net	2,773	2,731
Notes receivable - related party, net	7,074	6,748
Deferred costs, net	3,144	3,696
Other assets	1,460	3,206
TOTAL ASSETS	$360,244	$397,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$181,096	$218,579
Accounts payable and other liabilities	5,441	9,593
Acquired below-market lease intangibles, net	2,563	3,507
TOTAL LIABILITIES	189,100	231,679

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	-	-
Class A common stock, $0.01 par value, 100,000,000 shares authorized, 11,657,563 shares issued and outstanding as of March 31, 2013, and December 31, 2012	117	117
Class B common stock, $0.01 par value, 900,000,000 shares authorized, 4,512,225 and 4,465,725 shares issued and outstanding as of March 31, 2013, and December 31, 2012, respectively	45	45
Capital in excess of par value	245,670	245,403
Accumulated distributions in excess of earnings	(74,688)	(79,850)
TOTAL STOCKHOLDERS’ EQUITY	171,144	165,715
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$360,244	$397,394

AmREIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three months ended March 31,
	2013	2012

Revenues:
Rental income from operating leases	$11,074	$8,929
Advisory services income - related party	843	1,131
Total revenues	11,917	10,060

Expenses:
General and administrative	1,951	1,484
Property expense	3,119	2,213
Legal and professional	252	221
Real estate commissions	52	86
Depreciation and amortization	3,299	2,227
Total expenses	8,673	6,231

Operating income	3,244	3,829

Other income (expense):
Gain on sale of real estate acquired for investment	7,696	-
Interest and other income	113	102
Interest and other income - related party	56	72
Loss from Advised Funds	(148)	(36)
State income taxes	(72)	(76)
Interest expense	(2,493)	(2,634)

Net income	$8,396	$1,257

Net income per share of common stock - basic and diluted	$0.53	$0.11

Weighted average shares of common stock used to compute net income per share, basic and diluted	15,590	11,374

Distributions per share of common stock	$0.20	$0.20

Summary of Operating Results (in thousands except per share data):

	Three months ended March 31,
Funds from operations (“FFO”)	2013	2012
Net income	$8,396	$1,257
Add:
Depreciation of real estate assets - from operations	3,286	2,213
Depreciation of real estate assets for nonconsolidated affiliates	153	157
Less:
Gain on sale of real estate acquired for investment	(7,696)	-

Total FFO available to stockholders	$4,139	$3,627

Weighted average shares outstanding(1)	16,132	11,607

Total FFO per share	$0.26	$0.31

Core funds from operations (“Core FFO”)
Total FFO available to stockholders	$4,139	$3,627
Add:
Acquisition costs for nonconsolidated affiliates	164	-

Total Core FFO available to stockholders	$4,303	$3,627

Weighted average shares outstanding(1)	16,132	11,607

Total Core FFO per share	$0.27	$0.31

Adjusted funds from operations (“AFFO”)
Total Core FFO available to stockholders	$4,303	$3,627
Add:
Depreciation of non-real estate assets	13	14
Amortization of deferred financing costs	102	94
Stock-based compensation	267	144
Bad debt expense related to straight-line rent	4	-
Less:
Straight-line rent and above/below market rent	(263)	(89)
Bad debt recoveries related to straight-line rent	-	(75)
Amortization of above-market debt	(29)	(31)

Total AFFO available to stockholders	$4,397	$3,684

Weighted average shares outstanding(1)	16,132	11,607

Total AFFO per share	$0.27	$0.32

Dividends
Regular common dividends per share	$0.20	$0.20
Payout ratio - Core FFO	74.1%	64.5%

(1)

Weighted average shares outstanding reflects the weighted average of all shares of common stock outstanding during the period including our non-vested shares. Weighted average shares of common stock outstanding used to compute net income per share under GAAP pursuant to the “two class method” includes only vested shares of common stock. Our reconciliation of weighted average shares used to compute net income per share, basic and diluted, on our consolidated statements of operations to weighted average shares used to compute FFO per share above is as follows:

	Three months ended March 31,
	2013	2012
Weighted average shares used to compute net income per share, basic and diluted	15,590	11,374
Weighted average shares of restricted common stock oustanding	542	233
Weighted average shares used to compute FFO per share	16,132	11,607

Same Store Property Analysis (in thousands except for number of properties, percentages and per share data):

	Three months ended March 31,
	2013	2012	Change $	Change %
Same store properties (27 properties)
Rental income (1)	$5,740	$5,731	$9	0.2%
Recovery income (1)	2,075	1,820	255	14.0%
Percentage rent (1)	14	32	(18)	(56.3)%
Less:
Property expenses	2,099	1,924	(175)	(9.1)%
Same store net operating income	5,730	5,659	71	1.3%

Same store occupancy at end of period(2)	96.4%	98.5%	n/a	(2.1)%

Non-same store properties (4 properties)
Rental income (1)	2,170	942	1,228	130.4%
Recovery income (1)	792	315	477	151.4%
Percentage rent (1)	20	-	20	*
Less:
Property expenses	1,016	364	(652)	(179.1)%
Non-same store net operating income	1,966	893	1,073	120.2%
Total net operating income	7,696	6,552	1,144	17.5%

Total occupancy at end of period(2)	96.5%	95.9%	n/a	0.6%

Other revenues:	8,971	1,394	7,577	*

Less other expenses:	8,271	6,689	(1,582)	(23.7)%

Net income	$8,396	$1,257	$7,139	*

(1)

Rental income from operating leases is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the three months ended March 31, 2013 and 2012, rental income from operating leases was $11,074 and $8,929, respectively.

(2)	Percent occupied is calculated as (i) GLA under commenced leases as of March 31, 2013 or 2012, divided by (ii) total GLA as of such dates, expressed as a percentage.

*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

Summary of Capital Expenditures (in thousands except per share data):

	Three months ended March 31,
	2013	2012
Non-maintenance capital expenditures:
Tenant improvements and leasing commissions	$450	$797
Development, redevelopment and expansion	26	332
Total non-maintenance capital expenditures	$476	$1,129

Maintenance capital expenditures	-	-
Total capital expenditures	$476	$1,129

Rental Income from Operating Leases (in thousands):

	Three months ended March 31,
	2013	2012
Base minimum rent	$7,910	$6,673
Straight-line rent adjustments	155	36
Amortization of above/below market rent	108	53
Percentage rent	34	32
Recovery income	2,867	2,135
Rental income from operating leases	$11,074	$8,929

Advisory Services Income – Related Party (in thousands):

	Three months ended March 31,
	2013	2012
Leasing commission income	$142	$214
Brokerage commission income	-	255
Property management fee income	365	309
Development fee income	121	140
Asset management fee income	155	155
Construction management fee income	60	58
Advisory services income - related party	$843	$1,131

Reimbursements of administrative costs	$192	$211

Capitalization Data (in thousands, except per share data):

	Three months ended
	March 31, 2013		December 31, 2012
Equity capitalization -
Common shares outstanding	16,170		16,123
NYSE closing price(1)	$19.46		$17.15
Total equity capitalization	$314,668		$276,509

Debt capitalization -
Variable rate line of credit	$3,000		$33,500
Fixed rate mortgage loans	178,096		185,079
Variable rate mortgage loans	-		-
Total debt capitalization	$181,096		$218,579

Total capitalization	$495,764		$495,088

Debt statistics -
Total debt to total capitalization	36.5%		44.1%
Ratio of EBITDA to combined fixed charges(1)	5.12	(2)	2.16

(1)	Represents the last reported price per share of Class B common stock on the New York Stock Exchange on the applicable date.
(2)	EBITDA includes a gain of $7.7 million on the sale of real estate held for investment. Excluding this gain, the ratio of EBITDA to combined fixed charges is 2.36.

Outstanding Debt and Terms:

		AmREIT Debt Information (in thousands)
Description	Amount Outstanding 3/31/13	Interest Rate	Annual Debt Service	Maturity Date	% of total	Weighted average rate maturing
Property Mortgages:
500 Lamar	1,607	6.00%	$96	2/1/2015
Uptown Park	49,000	5.37%	2,631	6/1/2015
2015 Maturities	50,607				27.99%	5.39%

Plaza in the Park	23,250	3.45%	802	1/1/2016
Market at Lake Houston	15,675	5.75%	901	1/1/2016
Cinco Ranch	9,750	3.45%	336	1/1/2016
Southbank - Riverwalk	20,000	5.91%	1,182	6/1/2016
2016 Maturities	68,675				37.98%	4.69%

Bakery Square	1,916	8.00%	153	2/10/2017
2017 Maturities	1,916				1.06%	8.00%

Alpharetta Commons	12,179	4.54%	553	8/1/2018
2018 Maturities	12,179				6.74%	4.54%

Preston Royal Northwest	23,322	3.21%	749	1/1/2020
2020 Maturities	23,322				12.90%	3.21%

Brookwood Village	7,245	5.40%	391	2/10/2022
Uptown Plaza - Dallas	13,864	4.25%	589	8/10/2022
2022 Maturities	21,109				11.67%	4.64%

Corporate debt:

$75.0 million Facility(1)	$3,000	(1)	$320	8/1/2015	1.66%	(1)

Total Maturities(2)	180,808

Fixed-rate debt:
Weighted average fixed rate		4.72%
Weighted average years to maturity		4.1

(1)

The $75.0 million Facility bears interest at LIBOR plus a margin of 205 basis points to 275 basis points, depending on our leverage, and carries a fee equal to 0.35% of the unused portion of the total amount available under the facility. Annual debt service assumes current amount outstanding as well as current interest rates remain constant.

(2)

Total maturities above are $288 less than total debt as reported in our consolidated balance sheets as of March 31, 2013, due to the premium recorded on above-market debt assumed in conjunction with certain of our property acquisitions.

Wholly Owned Property and Tenant Information:

Property	Property Location	Year Built / Renovated	GLA	Percent Occupied(1)	Percent Leased(2)	Annualized Base Rent(3)	Annualized Base Rent per Leased Square Foot(4)	Average Net Effective Annualized Base Rent per Leased Square Foot(5)	Key Tenants
Neighborhood and Community Shopping Centers

Uptown Park	Houston, TX	1999/2005	169,112	96.1%	97.5%	$5,580,283	$34.35	$34.46	Champps, McCormick & Schmicks (owned by Landry’s)
Plaza in the Park	Houston, TX	1999/2009	144,054	97.4%	97.4%	2,768,226	19.74	20.16	Kroger
Preston Royal East	Dallas, TX	1956	107,914	93.9%	93.9%	2,565,068	25.32	26.67	Bank of America, Starbucks, FedEx Office
Preston Royal West	Dallas, TX	1959	122,564	98.8%	98.8%	2,449,762	20.24	22.22	Tom Thumb, Barnes & Noble, Spec’s
Southbank	San Antonio, TX	1995	46,673	96.0%	96.0%	1,666,699	37.19	39.49	Hard Rock Café
The Market at Lake Houston	Houston, TX	2000	101,799	100.0%	100.0%	1,616,350	15.88	15.91	H-E-B, Five Guys
Uptown Plaza - Dallas	Dallas, TX	2006	33,840	100.0%	100.0%	1,454,870	42.99	43.64	Morton’s (owned by Landry’s), Wells Fargo
Alpharetta Commons	Atlanta, GA	1997	94,544	98.7%	98.7%	1,327,270	14.22	14.36	Publix
Cinco Ranch	Houston, TX	2001	97,297	100.0%	100.0%	1,319,744	13.56	13.69	Kroger
Uptown Plaza - Houston	Houston, TX	2002	28,000	100.0%	100.0%	1,315,746	46.99	46.10	CVS/pharmacy, The Grotto (owned by Landry’s)
Bakery Square	Houston, TX	1996	34,614	94.2%	100.0%	916,211	28.09	28.21	Walgreens, Boston Market
Brookwood Village	Atlanta, GA	1941/2000	28,774	87.9%	87.9%	649,959	25.68	26.78	CVS/pharmacy, Subway
Courtyard on Post Oak	Houston, TX	1994	13,597	29.5%	29.5%	260,845	65.00	61.41	Verizon
Woodlands Plaza	Houston, TX	1997/2003	20,018	73.8%	97.9%	347,665	23.53	23.45	FedEx Office, Freebirds World Burrito
Terrace Shops	Houston, TX	2000	16,395	91.3%	91.3%	456,682	30.50	31.34	Starbucks
Sugarland Plaza	Houston, TX	1998/2001	16,750	100.0%	100.0%	402,188	24.01	23.45	Memorial Hermann
500 Lamar	Austin, TX	1998	12,795	100.0%	100.0%	405,777	31.71	32.53	Title Nine Sports
Neighborhood and Community Shopping Centers Subtotal/Weighted Average			1,088,740	96.0%	96.9%	$25,503,343	$24.40	$24.98

Single Tenant (Ground Leases)(6)
CVS/Pharmacy	Houston, TX	2003	13,824	100.0%	100.0%	$327,167	$23.67	$23.67	CVS/pharmacy

Jared The Galleria of Jewelery	Houston, TX	2012	6,057	100.0%	100.0%	180,000	29.72	34.48	Jared The Galleria of Jewelery

Citibank	San Antonio, TX	2005	4,439	100.0%	100.0%	160,000	36.04	36.04	Citibank
Landry’s Seafood	Houston, TX	1995	13,497	100.0%	100.0%	155,677	11.53	12.18	Landry’s Seafood
T.G.I. Friday’s(7)	Hanover, MD	2003	6,802	100.0%	100.0%	148,458	21.83	23.44	T.G.I. Friday’s
Bank of America	Houston, TX	1994	4,251	100.0%	100.0%	129,275	30.41	28.78	Bank of America
Macaroni Grill	Houston, TX	1994	7,825	100.0%	100.0%	96,000	12.27	12.05	Macaroni Grill
T.G.I. Friday’s	Houston, TX	1994	6,543	100.0%	100.0%	96,000	14.67	14.41	T.G.I. Friday’s
Smokey Bones	Atlanta, GA	1998	6,867	100.0%	100.0%	94,922	13.82	13.82	Smokey Bones
Single Tenant (Ground Leases) Subtotal/Weighted Average			70,105	100.0%	100.0%	$1,387,499	$19.79	$20.34

Single Tenant (Fee Simple)(8)
The Container Store	Houston, TX	2011	25,083	100.0%	100.0%	$425,323	$16.96	$17.86	The Container Store
T.G.I. Friday’s	Houston, TX	1982	8,500	100.0%	100.0%	215,000	25.29	25.90	T.G.I. Friday’s
Golden Corral(7)	Houston, TX	1992	12,000	100.0%	100.0%	210,450	17.54	17.54	Golden Corral
Golden Corral(7)	Houston, TX	1993	12,000	100.0%	100.0%	208,941	17.41	19.79	Golden Corral
Sunbelt Rentals	Champaign, IL	2007	12,000	100.0%	100.0%	140,000	11.67	12.72	Sunbelt Rentals
Single Tenant (Fee Simple) Subtotal/Weighted Average			69,583	100.0%	100.0%	$1,199,714	$17.24	$18.23

Portfolio Total/Weighted Average			1,228,428	96.5%	97.2%	$28,090,556	$23.70	$24.31

(1)	Percent occupied is calculated as (i) GLA under commenced leases as of March 31, 2013, divided by (ii) total GLA, expressed as a percentage.

(2)	Percent leased is calculated as (i) GLA under signed leases as of March 31, 2013, divided by (ii) total GLA, expressed as a percentage.

(3)	Annualized base rent is calculated by multiplying (i) monthly base rent as of March 31, 2013, for leases that had commenced as of such date, by (ii) 12.

(4)	Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) GLA under commenced leases as of March 31, 2013.

(5)

Average net effective annual base rent per leased square foot represents (i) the contractual base rent for commenced leases as of March 31, 2013, calculated on a straight line basis to amortize free rent periods, abatements and contractual rent increases, but without subtracting tenant improvement allowances and leasing commissions, divided by (ii) GLA under commenced leases as of March 31, 2013.

(6)

For single-tenant ground leases, we own and lease the land to the tenant. The tenant owns the building during the term of the lease and is responsible for all expenses relating to the property. Upon expiration or termination of the lease, ownership of the building will revert to us as owner of the land. The weighted average remaining term of our ground leases is 7.8 years.

(7)	The tenants at these properties have rights of first refusal to purchase the property.

(8)

For single-tenant fee simple properties, we own the land and the building, and the tenant is responsible for all expenses relating to the property. The weighted average remaining term of our fee simple leases is 7.3 years.

Summary of Top 25 Tenants:

Rank	Tenant Name	Year to Date Base Rent	Year to Date Annualized Base Rent as a Percentage of Portfolio Annualized Base Rent	Tenant GLA	Percentage of Total GLA
1	Kroger	$529,041	7.53%	207,963	16.93%
2	Landry’s Seafood House	312,947	4.46%	38,819	3.16%
3	CVS/pharmacy	305,560	4.35%	37,485	3.05%
4	H-E-B	277,434	3.95%	80,641	6.56%
5	Publix	195,234	2.78%	65,146	5.30%
6	Barnes and Noble	137,057	1.95%	22,453	1.83%
7	Bank of America	129,510	1.84%	8,129	0.66%
8	Tom Thumb	127,291	1.81%	29,779	2.42%
9	Hard Rock Café	124,206	1.77%	15,752	1.28%
10	TGI Friday’s	118,470	1.69%	6,802	0.55%
11	The Container Store	111,997	1.59%	25,019	2.04%
12	Golden Corral	111,971	1.59%	24,000	1.95%
13	Champps Americana	105,584	1.50%	11,384	0.93%
14	Paesanos	101,646	1.45%	8,017	0.65%
15	Michael’s	96,299	1.37%	26,115	2.13%
16	The County Line	94,138	1.34%	4,614	0.38%
17	Dougherty’s Pharmacy	83,772	1.19%	12,093	0.98%
18	Verizon	75,862	1.08%	4,013	0.33%
19	Walgreens	74,655	1.06%	15,120	1.23%
20	Spec’s	73,047	1.04%	9,918	0.81%
21	Mattress Giant	68,530	0.98%	11,000	0.90%
22	River Oaks Imaging and Diagnostics	67,125	0.96%	10,750	0.88%
23	Howl at the Moon	64,377	0.92%	7,055	0.57%
24	The Tasting Room	64,376	0.92%	2,000	0.16%
25	Potbelly	62,830	0.89%	5,458	0.44%

Retail Leasing Summary for Comparable Leases(1):

	For the three months ended March 31,		For the year ended December 31,
Expirations	2013	2012	2012	2011	2010	2009	2008
Number of leases	12	6	44	53	50	34	22
GLA	23,909	27,198	180,245	187,605	224,578	110,693	75,601
New Leases
Number of leases	4	1	5	7	11	8	4
GLA	8,467	2,412	12,997	14,231	17,737	15,471	7,328
Expiring annualized base rent per square foot	$23.64	$23.00	$27.22	$28.36	$31.07	$28.31	$23.52
New annualized base rent per square foot	$33.41	$24.00	$34.84	$30.85	$31.44	$29.64	$21.70
% Change (Cash)	41.4%	4.3%	28.0%	8.8%	1.2%	4.7%	-7.7%
Renewals(2)
Number of leases	9	5	30	38	39	24	13
GLA	19,007	24,444	115,501	143,324	140,236	86,462	22,464
Expiring annualized base rent per square foot	$27.46	$20.92	$23.91	$24.92	$26.12	$25.62	$27.05
New annualized base rent per square foot	$29.31	$21.38	$25.27	$25.74	$27.32	$26.85	$31.53
% Change (Cash)	6.7%	2.2%	5.7%	3.3%	4.6%	4.8%	16.6%
Combined
Number of leases	13	6	35	45	50	32	17
GLA	27,474	26,856	128,498	157,555	157,973	101,933	29,792
Expiring annualized base rent per square foot	$26.28	$21.10	$24.24	$25.23	$26.68	$26.03	$26.18
New annualized base rent per square foot	$30.58	$21.61	$26.24	$26.20	$27.78	$27.27	$29.11
% Change (Cash)	16.3%	2.4%	8.2%	3.8%	4.1%	4.8%	11.2%

(1)	Comparable leases are defined as renewals or new leases for a space that was not vacant for more than 12 consecutive months prior to lease signing.
(2)	Represents existing tenants that, upon expiration of their leases, enter into new leases for the same space.

Lease Expiration Table:

Year	Number of Expriring Leases	GLA of Expiring Leases	Percent of Total GLA Expiring	ABR of Expiring Leases(1)	Percent of Total ABR Expiring	ABR Per Square Foot(2)
Vacant	-	43,329	3.5%	$-	-	$-
2013	36	76,706	6.2%	2,043,589	7.3%	26.64
2014	50	127,645	10.4%	3,570,757	12.7%	27.88
2015	41	145,881	11.9%	4,276,037	15.2%	29.31
2016	42	136,116	11.1%	4,024,819	14.3%	29.66
2017	29	221,365	18.0%	4,272,318	15.2%	19.30
2018	20	87,358	7.1%	2,114,693	7.5%	24.15
2019	9	26,953	2.2%	752,396	2.7%	27.92
2020	6	19,433	1.6%	650,364	2.3%	33.47
2021	7	103,485	8.4%	1,694,374	6.1%	16.37
2022	10	68,153	5.6%	1,559,198	5.6%	22.88
2023 +	11	172,004	14.0%	3,132,011	11.1%	18.44
Total / Weighted Avg	261	1,228,428		$28,090,556		$23.70

(1)	ABR for expiring leases is calculated by multiplying (i) the monthly base rent as of March 31, 2013, for leases expiring during the applicable period by (ii) 12.
(2)	ABR per square foot is calculated by dividing (i) ABR for leases expiring during the applicable period by (ii) GLA for leases expiring during the applicable period.

Lease Distribution Table:

GLA Range	Number of Expiring Leases	Percentage of Leases	Total GLA	Total Occupied GLA	Percent Occupied	Percentage of Occupied GLA	Annualized Base Rent(1)	Percentage of ABR	ABR Per Occupied Square Foot(2)

2,500 or less	153	58.6%	248,714	221,715	89.1%	18.7%	$6,676,131	23.8%	30.11
2,501 - 5,000	54	20.7%	199,744	191,020	95.6%	16.1%	6,014,534	21.4%	31.49
5,001 - 10,000	34	13.0%	246,482	238,876	96.9%	20.2%	6,799,214	24.2%	28.46
10,000 - 20,000	13	5.0%	162,102	162,102	100.0%	13.7%	3,917,749	13.9%	24.17
greater than 20,000	7	2.7%	371,386	371,386	100.0%	31.3%	4,682,928	16.7%	12.61
Total portfolio	261	100.0%	1,228,428	1,185,099	96.5%	100.0%	$28,090,556	100.0%	23.70

(1)	Annualized base rent is calculated by multiplying (i) the monthly base rent as of March 31, 2013, for leases in the applicable GLA range that had commenced as of such date by (ii) 12.
(2)	ABR per leased square foot is calculated by dividing (i) ABR for leases in the applicable GLA range by (ii) total leased GLA for leases in the applicable GLA range.

Significant Investments Table (in thousands except percent and GLA data):

          Of our Investments in Advised Funds, only our investments in MacArthur Park and Shadow Creek Ranch (which represent 52.6% and 34.0%, respectively of our Investments in Advised Funds balance as of March 31, 2013) comprise greater than 10% of the balance. The table below presents the NOI, debt and property data for these two investments.

	MacArthur Park	Shadow Creek Ranch
Year acquired	2013	2009
Percent owned	30.0%	10.0%

For the three months ended March 31, 2013:

Revenues	(1)	$2,494
Expenses	(1)	716
NOI	(1)	$1,778

As of March 31, 2013:

Real estate at cost	$81,116	$106,768
Mortgage obligation	$43,900	$63,193
Debt maturity	04/01/2023	03/01/2015

GLA	406,102	609,259
Percent occupied	86.6%	96.6%
Grocery anchor	Kroger	H.E.B.
Other principal tenants	Michael’s	Academy
	TJ Maxx	Burlington Coat Factory
	Ulta	Hobby Lobby
	Office Depot	Ashley Furniture

(1)

MacArthur Park, which was a wholly-owned AmREIT property, was contributed to a joint venture with Goldman Sachs on March 26, 2013. The revenues, expenses and NOI of $1.1 million, $308,000, and $770,000, respectively, related to MacArthur Park have not been shown in the above table because they are included in our Statement of Operations and NOI reconciliation included herein.

Definitions

Adjusted FFO

Core FFO (as defined below) adjusted to exclude non-cash income and expenses that are included in the NAREIT definition of FFO (defined below). Management believes that such items therefore affect the comparability of our period-over-period performance with similar REITs.

Advised Funds

Collectively, our varying minority ownership interests in four high net worth investment funds, one institutional joint venture with Goldman Sachs, one institutional joint venture with J.P. Morgan Investment Management, one institutional joint venture with AEW Capital and one joint venture with two of our high net worth investment funds, MIG III and MIG IV.

Core FFO

FFO in accordance with NAREIT’s definition, adjusted to exclude items that management believes do not reflect our ongoing operations, such as acquisition expenses, expensed issuance costs and gains on the sale of real estate held for resale. Management believes that such items therefore affect the comparability of our period-over-period performance with similar REITs.

EBITDA	Earnings before interest, income taxes, depreciation and amortization. Below is a reconciliation of net income to EBITDA:

	Three months ended
	March 31, 2013	December 31, 2012
Net income	$8,396	$699
Interest expense	2,493	2,259
State income taxes	72	54
Depreciation and amortization	3,299	2,321
EBITDA	$14,260	$5,333

FFO

Funds from operations, as defined by NAREIT, which includes net income (loss) computed in accordance with GAAP, excluding gains, losses or impairments on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for similar items recorded by our Advised Funds.

GLA	Gross leasable area.

NAREIT	National Association of Real Estate Investment Trusts.

NOI

Net operating income, defined as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Below for a reconciliation of net income to NOI:

	Three months ended March 31,
	2013	2012
Net income	$8,396	$1,257
Adjustments to add/(deduct):
Amortization of straight-line rents and above/below-market rents(1)	(263)	(89)
Advisory services income - related party	(843)	(1,131)
Gain on sale of real estate acquired for investment	(7,696)	-
Interest and other income	(113)	(102)
Interest and other income - related party	(56)	(72)
Straight-line rent bad debt expense (recoveries)(2)	4	(75)
General and administrative	1,951	1,484
Legal and professional	252	221
Real estate commissions	52	86
Depreciation and amortization	3,299	2,227
Loss from Advised Funds	148	36
State income taxes	72	76
Interest expense	2,493	2,634
Net operating income	$7,696	$6,552

(1)	Included in rental income from operating leases as presented on our consolidated statements of operations.
(2)	Included in property expense on our consolidated statements of operations.